       57                                               EXHIBIT 4.5

     THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF (COLLECTIVELY THE "SECURITIES") HAVE BEEN ACQUIRED FOR INVESTMENT ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO INTERSYSTEMS, INC. THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.


                                  INTERSYSTEMS, INC.

                      COMMON STOCK PURCHASE WARRANT CERTIFICATE
                                 TO PURCHASE 100,000
                                SHARES OF COMMON STOCK


     Certify. No. ISI-EMP-1

         This Warrant Certificate certifies that Herbert M. Pearlman, residing at Gatefield Drive, Greenwich, CT 06830 or his registered assigns is the registered Holder (the "Holder") of 100,000 Common Stock Purchase Warrants (the "Warrants") to purchase shares of the common stock, $.01 par value (the "Common Stock") of INTERSYSTEMS, INC., a Delaware corporation (the "Company"). The Warrants are being issued to the Holder in exchange for his agreement to waive compensation owing to him under his employment agreement with the Company.

         1.   EXERCISE OF WARRANT.

              (A) Each Warrant enables the Holder, subject to the provisions of this Warrant Certificate to purchase from the Company at any time and from time to time commencing, subject to the vesting described below, on the date hereof (the "Initial Exercise Date") one (1) fully paid and non-assessable share of Common Stock ("Shares") upon due presentation and surrender of this Warrant Certificate accompanied by payment of the purchase price of $1.125 per Share (the "Exercise Price"); provided,_ however, that the Initial Exercise Date for the first 33,333 Warrants shall be the date hereof, the Initial Exercise Date for the next 33,333 Warrants shall be on the first anniversary of the date hereof and the Initial Exercise Date for the final 33,334 Warrants shall be on the second anniversary of the date hereof. The Warrants shall expire on the earlier of July 11, 2000 (the "Expiration Date"). Payment shall be made in lawful money of the United States of America by certified check payable to the Company at its principal office at 8790 Wallisville Road, Houston, Texas 77029. As hereinafter provided, the Exercise Price and number of Shares purchasable upon the exercise of the Warrants may be subject to modification or adjustment upon the happening of certain events.

              (B) This Warrant Certificate is exercisable at any time on or after the Initial Exercise Date in whole or in part by the Holder in person or by attorney duly authorized in writing at the principal office of the Company.

     THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF (COLLECTIVELY THE "SECURITIES") HAVE BEEN ACQUIRED FOR INVESTMENT ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO INTERSYSTEMS, INC. THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.


                                  INTERSYSTEMS, INC.

                      COMMON STOCK PURCHASE WARRANT CERTIFICATE
                                  TO PURCHASE 50,000
                                SHARES OF COMMON STOCK


     Certify. No. ISI-EMP-2

         This Warrant Certificate certifies that David S. Lawi, residing at 3 Ramapo Trail, Harrison, New York or his registered assigns is the registered Holder (the "Holder") of 50,000 Common Stock Purchase Warrants (the "Warrants") to purchase shares of the common stock, $.01 par value (the "Common Stock") of INTERSYSTEMS, INC., a Delaware corporation (the "Company"). The Warrants are being issued to the Holder in exchange for his agreement to waive compensation owing to him under his employment agreement with the Company.

         1.   EXERCISE OF WARRANT.

              (A) Each Warrant enables the Holder, subject to the provisions of this Warrant Certificate to purchase from the Company at any time and from time to time commencing, subject to the vesting described below, on the date hereof (the "Initial Exercise Date") one (1) fully paid and non-assessable share of Common Stock ("Shares") upon due presentation and surrender of this Warrant Certificate accompanied by payment of the purchase price of $1.125 per Share (the "Exercise Price"); provided,_ however, that the Initial Exercise Date for the first 16,667 Warrants shall be the date hereof, the Initial Exercise Date for the next 16,667 Warrants shall be on the first anniversary of the date hereof and the Initial Exercise Date for the final 16,666 Warrants shall be on the second anniversary of the date hereof. The Warrants shall expire on the earlier of July 11, 2000 (the "Expiration Date"). Payment shall be made in lawful money of the United States of America by certified check payable to the Company at its principal office at 8790 Wallisville Road, Houston, Texas 77029. As hereinafter provided, the Exercise Price and number of Shares purchasable upon the exercise of the Warrants may be subject to modification or adjustment upon the happening of certain events.

              (B) This Warrant Certificate is exercisable at any time on or after the Initial Exercise Date in whole or in part by the Holder in person or by attorney duly authorized in writing at the principal office of the Company.

         2.   EXCHANGE, FRACTIONAL SHARES, TRANSFER.

              (A) Upon surrender to the Company, this Warrant Certificate may be exchanged for another Warrant Certificate or Warrant Certificates evidencing a like aggregate number of Warrants. If this Warrant Certificate shall be exercised in part, the Holder shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates evidencing the number of Warrants not exercised;

              (B) Anything herein to the contrary notwithstanding, in no event shall the Company be obligated to issue Warrant Certificates evidencing other than a whole number of Warrants or issue certificates evidencing other than a whole number of Shares upon the exercise of this Warrant Certificate; provided, however, that the Company shall pay with respect to any such fraction of a Share an amount of cash based upon the current public market value (or book value, if there shall be no public market value) for Shares purchasable upon exercise hereof. Market price for the purpose of this Section 2 shall mean the last reported sale price on the American Stock Exchange or such primary exchange on which the Common Stock is traded.

              (C) The Company may deem and treat the person in whose name this Warrant Certificate is registered as the absolute true and lawful owner hereof for all purposes whatsoever; and

              (D) This Warrant Certificate may not be transferred except in compliance with the provisions of the Act or applicable state securities laws and in accordance with the provisions of Paragraph 8 hereof.

         3. RIGHTS OF A HOLDER. No Holder shall be deemed to be the Holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof or to give or withhold consent to any corporate action (whether upon any reorganization, issuance of stock, reclassification or conversion of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings or to receive dividends or subscription rights or otherwise until a Warrant shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have become issuable.

         4. REGISTRATION OF TRANSFER. The Company shall maintain books for the transfer and registration of Warrants. Upon the transfer of any Warrants in accordance with the provisions of Section 2(D) hereof, (a "Permitted Transfer"), the Company shall issue and register the Warrants in the names of the new Holders. The Warrants shall be signed manually by the Chairman, Chief Executive Officer, President or any Vice President and the Secretary or Assistant Secretary of the Company. The Company shall transfer, from time to time, any outstanding Warrants upon the books to be maintained by the Company for such purpose upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer. Upon any Permitted Transfer, a new Warrant Certificate shall be issued to the transferee and the surrendered

     Warrants shall be cancelled by the Company. Warrants may be exchanged at the option of the Holder, when surrendered at the office of the Company, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Shares. Subject to the terms of this Warrant Certificate, upon such surrender and payment of the purchase price at any time after the Initial Exercise Date, the Company shall issue and deliver with all reasonable dispatch to or upon the written order of the Holder of such Warrants and in such name or names as such Holder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of such Warrants. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the Holder of record of such Shares as of the date of the surrender of such Warrants and payment of the purchase price; provided, however, that if, at the date of surrender and payment, the transfer books of the Shares shall be closed, the certificates for the Shares shall be issuable as of the date on which such books shall be opened and until such date the Company shall be under no duty to deliver any certificate for such Shares; provided, further, however, that such transfer books, unless otherwise required by law or by applicable rule of any national securities exchange, shall not be closed at any one time for a period longer than 20 days. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holders, either as an entirety or from time to time for only part of the Shares at any time on or after the Initial Exercise Date.

         5. STAMP TAX. The Company will pay any documentary stamp taxes attributable to the initial issuance of the Shares issuable upon the exerciseof the Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Shares in a name other than that of the Holder in respect of which such Shares are issued, and in such case the Company shall not be required to issue or deliver any certificate for Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

         6. LOST, STOLEN OR MUTILATED CERTIFICATES. In case this Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate of like tenor representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction and an indemnity, if requested, also satisfactory to it.

         7. RESERVED SHARES. The Company warrants that there have been reserved, and covenants that at all times in the future it shall keep reserved, out of the authorized and unissued Common Stock, a number of Shares sufficient to provide for the exercise of the rights of purchase represented by this Warrant Certificate. The Company agrees that all Shares issuable upon exercise of the Warrants shall be, at the time of delivery of the certificates for such Shares, validly issued and
                                   4
     outstanding, fully paid and non-assessable and that the issuance of such Shares will not give rise to preemptive rights in favor of existing stockholders.

         8.   TRANSFER TO COMPLY WITH THE SECURITIES ACT OF l933.

              (A) The Holder of this Warrant Certificate, each transferee hereof and any Holder and transferee of any Shares, by his acceptance thereof, agrees that (a) no public distribution of Warrants or Shares will be made in violation of the Act, and (b) during such period as the delivery of a prospectus with respect to Warrants or Shares may be required by the Act, no public distribution of Warrants or Shares will be made in a manner or on terms different from those set forth in, or without delivery of, a prospectus then meeting the requirements of Section l0 of the Act and in compliance with applicable state securities laws. The Holder of this Warrant Certificate and each transferee hereof further agrees that if any distribution of any of the Warrants or Shares is proposed to be made by them otherwise than by delivery of a prospectus meeting the requirements of Section l0 of the Act, such action shall be taken only after submission to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed distribution will not be in violation of the Act or of applicable state law. Furthermore, it shall be a condition to the transfer of the Warrants that any transferee thereof deliver to the Company his written agreement to accept and be bound by all of the terms and conditions contained in this Warrant Certificate.

              (B) This Warrant or the Shares or any other security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of except as follows:

                   (1) To a person who, in the opinion of counsel for the Holder reasonably acceptable to the Company, is a person to whom this Warrant or Shares may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section (1) with respect to any resale or other disposition of such securities which agreement shall be satisfactory in form and substance to the Company and its counsel; provided that the foregoing shall not apply to any such Warrant, Shares or other security as to which such Holder shall have received an opinion letter from counsel to the Company as to the exemption thereof from the registration under the Act pursuant to Rule 144(k) under the Act; or

                   (2) To any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.

              (C) Each certificate for Shares issued upon exercise of this Warrant shall bear a legend relating to the non-registered status of such Shares under the Act, unless at the time of exercise of this Warrant such Shares are subject to a currently effective registration statement under the Act.

         9.  ADJUSTMENTS.

              (A) In the event of a reorganization, recapitalization, reclassification, stock split or exchange, stock dividend, combination of shares, merger or consolidation in which the Company is the continuing corporation or any other similar change in Common Stock of the Company, the Board of Directors may, in its sole discretion, make such equitable, proportionate adjustment, if any, as it deems appropriate in the number of Shares covered by this Warrant Certificate and in the exercise price hereunder, in order to preserve the Holder's proportionate interest in the Company and to maintain the aggregate exercise price.

              (B) In the event that the Company shall, at any time prior to the exercise of this Warrant, (a) declare or pay to holders of Common Stock a dividend payable in any security of the Company other than Common Stock or securities convertible into common stock; (b) transfer its property as an entirety or substantially as an entirety to any other company; (c) make any distribution of its assets to holders of its Common Stock as a liquidation or partial liquidation dividend or by way of return of capital; or (d) undergo a merger or consolidation in which the Company is not the continuing corporation; then, upon the subsequent exercise of this Warrant, the Holder shall receive, in addition to or in substitution for the shares of Common Stock to which it would otherwise be entitled upon such exercise, such additional securities of the Company, or such shares of the securities or property of the Company resulting from such transfer, or such assets of the Company, or such shares of the securities or property of the continuing corporation in the event of such merger or consolidation, which it would have been entitled to receive had it exercised this Warrant prior to the happening of any of the foregoing events.

         10.  MISCELLANEOUS.

              (A) LAW TO GOVERN. This Warrant shall be governed by and construed in accordance with the substantive laws of the State of Texas, without giving effect to conflict of laws principles.

              (B) ENTIRE AGREEMENT. This Warrant Certificate constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions whether express or implied, oral or written. Neither this Warrant Certificate nor any portion or provision hereof may be changed, waived or amended orally or in any manner other than by an agreement in writing signed by the Holder and the Company.

              (C) NOTICES. Except as otherwise provided in this Warrant Certificate, all notices, requests, demands and other communications required or permitted under this Warrant Certificate or by law shall be in writing and shall be deemed to have been duly given, made and received only when delivered against receipt or when deposited in the United States mails, certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

         Company:  InterSystems, Inc.
              8790 Wallisville Road
                   Houston, Texas  77029
                   Attn:  President

         Holder: At the address shown for the Holder in the registration book maintained by the Company.

              (D) SEVERABILITY. If any provision of this Warrant Certificate is prohibited by or is unlawful or unenforceable under any applicable law of any jurisdiction, such provision shall, as to such jurisdiction be in effect to the extent of such prohibition without invalidating the remaining provisions hereof; provided, however, that any such prohibition in any jurisdiction shall not invalidate such provision in any other jurisdiction; and provided, further that where the provisions of any such applicable law may be waived, that they hereby are waived by the Company and the Holder to the full extent permitted by law and to the end that this Warrant instrument shall be deemed to be a valid and binding agreement in accordance with its terms.

         IN WITNESS WHEREOF, InterSystems, Inc. has caused this Warrant Certificate to be signed by its duly authorized officers as of the 11th day of July, 1995.

                                           INTERSYSTEMS, INC.


                                           By: _________________________________

                                           Name:  Herbert M. Pearlman
                                           Title: Chairman of the Board of
     Directors

     Attest:


     ____________________
     David S. Lawi
     Secretary

                                  PURCHASE FORM



     To:  InterSystems, Inc.


                     , l99___



          The undersigned hereby irrevocably elects to exercise the attached Warrant Certificate, Certificate No. ISI-EMP-_____, to the extent of _________ Shares of Common Stock, $.0l par value per share of INTERSYSTEMS, INC., and hereby makes payment of $________ in payment of the aggregate exercise price thereof.


                   INSTRUCTIONS FOR REGISTRATION OF SECURITIES



     Name:___________________________________________________________
                   (Please typewrite or print in block letters)


     Address: _______________________________________________________
              _______________________________________________________



                                                  __________________________



                                                  By: ______________________

                                    MEMORANDUM

     To:__David_Lawi

     From:_Clare_Attura

     Re:_ISI_Warrants_to_you_and_HMP_in_lieu_of_waived_compensation_

     Date:_July_21,_1995

                                 ----------------

     Attached_for_your_review_are_copies_of_the_warrant_certificates_for_
     warrants_authorized_for_you_and_Herb_at_the_July_11_meeting_of_the_
     Board_of_Directors.__Please_give_me_any_comments_you_may_have._

     According_to_Dan,_as_long_as_these_warrants_are_issued_with_an_
     exercise_price_not_less_than_market,_there_will_be_no_charge_to_
     earnings.__ISI_closed_at_$1.125_on_July_11th.__This_should_avoid_the_
     accounting_issues_raised_at_the_board_meeting.__

                                  CJA

     cc:_Dan_Murphy
     ____Mike_Epps





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